                                                                      Exhibit 11
Statement of Computation of Per Share Income (Loss)

                                                           1998         1997         1996
                                                           ----         ----         ----

          Income (loss) applicable to common stock      $2,246,000   $2,305,000   $4,807,000

          Weighted average number of common
            shares outstanding                           3,798,397    3,786,480    3,779,364
          Options issued to executive and officers          49,194       65,897        7,543
                                                        ------------------------------------
          Weighted average number of common
            shares and common share equivalents          3,847,591    3,852,377    3,786,907


          Basic earnings per share                         $0.59        $0.61        $1.27
          ----------------------------------------------------------------------------------

          Diluted earnings per share                       $0.58        $0.60        $1.27
          ----------------------------------------------------------------------------------


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